UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	March 29, 2006
(March 23, 2006)

Commission	Name of Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
Alvarado Square
Albuquerque, New Mexico 87158
(505) 241-2700

______________________________

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On March 23, 2006, Public Service Company of New Mexico (“PNM”) executed the Amended and Restated San Juan Project Participation Agreement (“Amended PPA”), dated as of March 23, 2006, among PNM, Tucson Electric Power Company, The City of Farmington, New Mexico, M-S-R Public Power Agency, The Incorporated County of Los Alamos, New Mexico, Southern California Public Power Authority, City of Anaheim, Utah Associated Municipal Power Systems and Tri-State Generation and Transmission Association, Inc. All of the parties to the Amended PPA are participants in the San Juan Generating Station (“SJGS”). The Amended PPA amends and restates the San Juan Project Participation Agreement, dated as of October 27, 1999, among the same parties (“Original PPA”).

The main reason for amending and restating the Original PPA was to conform the fuel pricing provisions to the structure and terminology of the underground coal sales agreement for SJGS that replaced the previous surface mine coal supply agreement on January 1, 2003. The terms and conditions of the underground coal sales agreement rendered corresponding provisions of the Original PPA obsolete or moot. The Amended PPA also reflects other changes in facts regarding SJGS such as a new water supply contract. In addition, the Amended PPA revises and updates administrative procedures for several formal committees created by the Original PPA.  Formal notice provisions were also updated and modernized. The Amended PPA is subject to certain regulatory filings, including filing the agreement with the Federal Energy Regulatory Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PUBLIC SERVICE COMPANY OF NEW MEXICO
(Registrant)

Date: March 29, 2006	/s/ Thomas G. Sategna
Thomas G. Sategna
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

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